MAGICWORKS ENTERTAINMENT INCORPORATED
                    PRO FORMA COMBINED FINANCIAL STATEMENTS

     The Consolidation complies with the requirements of SAB Topic 5:G (SAB 48) and should therefore be accounted for at the historical cost basis of the transferors. The following unaudited pro forma condensed combined financial statements present the Consolidation accounted for as a purchase at book value by MPIO, which will begin to consolidate the other Constituent Corporations.
The pro forma condensed combined financial statements also present the Movietime Acquisition accounted for as a pooling of interests in accordance with APB No. 16. The pro forma information assumes that the Consolidation and Movietime Acquisition had occurred as of the beginning of the respective periods presented in the Pro Forma Condensed Combined Statements of Operations.

     The pro forma condensed combined financial statements also give effect to the Merger and the Private Placement as if these transactions occurred as of the beginning of the respective periods presented in the Pro Forma Condensed Combined Statements of Operations.

     The unaudited pro forma condensed combined financial information as set forth is derived from, and should be read in conjunction with, the combined financial statements of the Company. The following pro forma financial data is presented for informational purposes only and is not necessarily indicative of the results of the future operations of the Company or the actual results that would have been achieved had the transactions been consummated prior to the periods presented.

                      MAGICWORKS ENTERTAINMENT INCORPORATED
                  PRO FORMA COMBINED BALANCE SHEET (UNAUDITED)
                              AS OF JUNE 30, 1996

                         MAGIC/                   DIAMOND       TOURING   PERFORMING
                         MOVIETIME  SHADOW WOOD  BULLET         ARTISITS  ARTS
                         POOLED (G) CORPORATION  MERCHANDISING  GROUP     MANAGEMENT   SUBTOTAL(A)    TOTAL(B)
                         ---------- -----------  -------------  --------  ----------   -----------    --------
Assets
Current assets:
  Cash and cash
    equivalents          $1,149,294       $0        $38,485      $234,815      $379      $273,679    $1,422,973


  Accounts receivable     2,016,018        0         10,958        87,987         0        98,945     2,114,963
  Preproduction
    costs, net              227,164        0              0             0         0             0       227,164
  Inventories                     0        0        159,497             0         0       159,497       159,497
  Notes receivable
    from affiliates          75,000        0        899,177             0         0       899,177       974,177
  Other current assets      102,809        0         46,200             0         0        46,200       149,009
                         --------------------------------------------------------------------------------------
Total current assets      3,570,285        0      1,154,317       322,802       379     1,477,498     5,047,783

  Property and
    equipment, net        1,174,674        0         24,048        57,694         0        81,742     1,256,416
  Investments in
    partnerships            691,382        0              0       110,221         0       110,221       801,603
  Advances and deposits     997,278        0              0         5,763         0         5,763     1,003,041
  Deferred costs, net       341,040        0         12,722        50,973   378,995       442,690       783,730



  Management and booking
    agreements, net         342,255        0              0        74,462         0        74,462       416,717
                         --------------------------------------------------------------------------------------
                         $7,116,914       $0     $1,191,087      $621,915  $379,374    $2,192,376    $9,309,290
                         ======================================================================================
Liabilities and Equity
Current liabilities:
  Accounts payable and
    accrued liabilities  $1,111,785  $21,047       $332,593       $52,646  $108,026      $514,312    $1,626,097
  Current maturities of
    long-term debt          208,080        0              0             0         0             0       208,080
  Short-term debt         1,518,133        0        712,261             0         0       712,261     2,230,394
  Due to affiliates         979,179        0        177,389        45,330   301,121       523,840     1,503,019
                         --------------------------------------------------------------------------------------
Total current liabilities 3,817,177   21,047      1,222,243        97,976   409,147     1,750,413     5,567,590
                         --------------------------------------------------------------------------------------
Long-term debt, less
  current maturities        565,500        0              0             0         0             0       565,500


Minority interests          628,992        0              0             0         0             0       628,992

Commitments and
  contingencies                   0        0              0             0         0             0             0

Capital:
  Common stock                  100      389            100           100       500         1,089         1,189



  Preferred stock                 0        0              0             0         0             0             0
  Additional paid-in-
    capital               1,056,489  117,637            900           900         0       119,437     1,175,926






  Partners' capital/
   retained earnings      1,048,656 (139,073)       (32,156)      522,939   (30,273)      321,437     1,370,093
                         --------------------------------------------------------------------------------------
                          2,105,245  (21,047)       (31,156)      523,939   (29,773)      441,963     2,547,208
                         --------------------------------------------------------------------------------------
                         $7,116,914       $0     $1,191,087      $621,915  $379,374     $2,192,37    $9,309,290
                         ======================================================================================
                                  0        0              0             0         0             0             0


                         PROFORMA
                         ADJUSTMENTS   COMBINED
                         -----------   --------
Assets
Current assets:
  Cash and cash
    equivalents          $8,919,350 (F)$10,319,461
                            333,000 (J)
                          ($355,862)(K)
  Accounts receivable                    2,114,963
  Preproduction
    costs, net                             227,164
  Inventories                              159,497
  Notes receivable
    from affiliates        (321,050)(I)    653,127
  Other current assets      (45,000)(I)    104,009
                         -------------------------
Total current assets      8,530,438     13,578,221

  Property and
    equipment, net                       1,256,416
  Investments in
    partnerships                           801,603
  Advances and deposits      45,000 (I)  1,048,041
  Deferred costs, net     1,082,150 (F)  1,116,069
                           (768,311)(F)
                             37,000 (J)
                            (18,500)(J)
  Management and booking
    agreements, net                        416,717
                         -------------------------
                         $8,907,777    $18,217,067
                         =========================

Liabilities and Equity
Current liabilities:
  Accounts payable and
    accrued liabilities    ($91,066)(I) $1,535,031
  Current maturities of
    long-term debt                         208,080
  Short-term debt                        2,230,394
  Due to affiliates        (231,984)(I)  1,271,035
                         -------------------------
Total current liabilities  (323,050) 0   5,244,540
                         -------------------------
Long-term debt, less
  current maturities      5,000,750 (F)  5,751,250
                            185,000 (J)

Minority interests          (28,021)(I)    600,971

Commitments and
  contingencies                                  0

Capital:
  Common stock               19,000 (C)     23,074
                              2,000 (H)
                                811 (E)
                                 74 (I)
  Preferred stock                 0 (D)          0
  Additional paid-in-
    capital               4,998,750 (F)  5,197,118
                            (19,000)(C)
                           (768,311)(F)
                               (811)(E)
                            184,926 (K)
                           (355,862)(J)
                            (18,500)(I)
  Partners' capital/
   retained earnings         30,021 (I)  1,400,114
                         -------------------------
                          4,073,098      6,620,306
                         -------------------------
                         $8,907,777    $18,217,067
                         =========================
                                  0              0

  Pro Forma Adjustments
  ---------------------
  (A) Total of ShadowWood, Diamond Bullet Merchandising, Touring Artists Group, and Performing Arts Management.
  (B)  Total of (A) and (G).
  (C) To record the effect of the reverse merger agreement between, Magic Promotions, Diamond Bullet Merchandising, Touring Artists Group, and Performing Arts Management and ShadowWood Corporation which transpired on July 30, 1996. The transaction has been accounted for as a reverse acquisition using the purchase method of accounting.
  (D) After the merger, 5,000,000 shares of preferred stock will be authorized, par value $.001 per share, no shares issued and outstanding.
  (E) After the reverse merger, acquistion of Movietime and the private placements, 50,000,000 shares of common stock authorized, par value $.001 per share, 23,074,299 shares issued and outstanding.
  (F)  To record the effect of the private placement transaction which sold
       400.06 units at a price per unit of $25,000 ($12,500 debt and $12,500 stock at $2.50/share). The transaction, which closed on 07/30/96, grossed $10,001,500 less $1,082,150 in commissions and closing costs. In addition, 50% of the closing costs relating to the private placement have been netted against additional paid-in capital and 50% have been capitalized as deferred financing costs to be amortized over five years.
  (G) Magic Promotions, Inc. and Movietime Entertainment, Inc. combined using the pooling method of accounting.
  (H) To record the effect of the Movietime merger with Magic Promotions which transpired on August 26, 1996. The transaction has been accounted for as an acquisition using the pooling method of accounting.
  (I)  To eliminate intercompany transactions between Magic, TAG, DBM, and PAM.
  (J)  To record the effect of the private placement transaction which sold
       14.8 units at a price per unit of $25,000 ($12,500 debt and $12,500 stock at $2.50/share). The transaction, which closed on 09/27/96, grossed $370,000 less $37,000 in commissions and closing costs.In addition, 50% of the closing costs relating to the private placement have been netted against additional paid-in capital and 50% have been capitalized as deferred financing costs to be amortized over five years.
  (K)  To record aditional costs relating to the registering of the stock.
       All costs are to be netted against additional paid-in capital.

                         MAGICWORKS ENTERTAINMENT, INC.
               PRO FORMA COMBINED STATEMENTS OF INCOME (UNAUDITED)
                     FOR THE SIX MONTHS ENDED JUNE 30, 1996


                       MAGIC/                      DIAMOND        TOURING    PERFORMING
                       MOVIETIME      SHADOW WOOD  BULLET         ARTISITS   ARTS
                       POOLED (G)     CORPORATION  MERCHANDISING  GROUP      MANAGEMENT   SUBTOTAL(A)   TOTAL(B)
                       ----------     -----------  -------------  --------   ----------   -----------   --------
Revenues:
  Production           $16,361,156         $0         $0                $0       $0              $0   $16,361,156
  Promotion              5,126,007          0          0                 0        0               0     5,126,007
  Merchandising            297,632          0    836,581                 0        0         836,581     1,134,213
  Other                    369,330          0          0         1,070,885        0       1,070,885     1,440,215
                        -----------------------------------------------------------------------------------------
                        22,154,125          0    836,581         1,070,885        0       1,907,466    24,061,591

Operating Expenses:
  Talent and
    other show          17,974,772          0          0           175,459        0         175,459    18,150,231
  Salaries, wages
    and benefits           747,411          0     63,120           329,011        0         392,131     1,139,542
  Cost of goods sold       249,937          0    626,980                 0        0         626,980       876,917
  General and
    administrative       1,118,815     11,874     75,571           452,188        0         539,633     1,658,448

                        -----------------------------------------------------------------------------------------
                        20,090,935     11,874    765,671           956,658        0       1,734,203    21,825,138

Income from operations   2,063,190    (11,874)    70,910           114,227        0         173,263     2,236,453

Other income(expense):
  Interest income            4,786          0          0               401        0             401         5,187
  Interest expense        (174,170)         0     (6,493)                0   (5,548)        (12,041)     (186,211)
  From investments
    in production           27,165          0          0                 0        0               0        27,165
  Minority interests      (513,137)         0          0                 0        0               0      (513,137)
                          ---------------------------------------------------------------------------------------

Net income               1,407,834    (11,874)    64,417           114,628   (5,548)        161,623     1,569,457

Pro forma adjustment
  for income              (702,677)     4,631    (25,123)          (44,705)   2,164         (63,033)     (612,088)
                          ---------------------------------------------------------------------------------------
Pro forma net
  income (loss)           $705,157    ($7,243)   $39,294           $69,923  ($3,384)        $98,590      $957,369
                          =======================================================================================
Per share data:
  Primary earnings
   per share
  Weighted average
    common shares
      outstanding
  Fully dilutive
    earnings per share
  Weighted average
   common shares &
   common stock
   equivalents
   outstanding


                        PROFORMA
                        ADJUSTMENTS    COMBINED
                        -----------   ---------
Revenues:
  Production                        $16,361,156
  Promotion                           5,126,007
  Merchandising                       1,134,213
  Other                 (330,500)(E)  1,109,715
                        -----------------------
                        (330,500)    23,731,091

Operating Expenses:
  Talent and
    other show          (224,850)(E) 17,925,381
  Salaries, wages
    and benefits          (7,159)(E)  1,132,383
  Cost of goods sold                    876,917
  General and
    administrative        77,819 (B)  1,637,776
                         (98,491)(E)
                        -----------------------
                        (252,681)    21,572,457

Income from operations   (77,819)     2,158,634

Other income(expense):
  Interest income                         5,187
  Interest expense      (259,288)(C)   (445,499)
  From investments
    in production                        27,165
  Minority interests      24,589 (E)   (488,548)
                        -----------------------

Net income              (312,518)     1,256,939

Pro forma adjustment
  for income             121,882 (D)   (490,206)
                       ------------------------
Pro forma net
  income (loss)        ($190,636)      $766,733
                        =======================
Per share data:
  Primary earnings
   per share                              $0.03
  Weighted average
    common shares
      outstanding                    23,074,299
  Fully dilutive
    earnings per share                    $0.04
  Weighted average
   common shares &
   common stock
   equivalents
   outstanding                       25,055,942

(A) Includes the historical financial information of Magicworks Entertainment, Inc. and Movietime Entertainment, Inc.
(B) To reflect amortization of deferred finance costs for the six months ended June 30, 1996.
(C) To reflect interest expense on the debt portion of the securities issued in the private placement for the six month period ended June 30, 1996.
(D)  Tax adjustment due to (B) and (C).
(E)  To eliminate the intercompany transactions between Magic, TAG, DBM and PAM.

                         MAGICWORKS ENTERTAINMENT, INC.
                    PRO FORMA COMBINED STATEMENTS OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1995

                                 MAGIC/                      DIAMOND              TOURING     PERFORMING
                                 MOVIETIME      SHADOW WOOD  BULLET               ARTISITS    ARTS
                                 POOLED(G)      CORPORATION  MERCHANDISING        GROUP       MANAGEMENT    SUBTOTAL(A)   TOTAL(B)
                                 ----------     -----------  -------------        ---------   -----------   -----------   ---------
Revenues:
  Production                     $31,638,078         $0               $0               $0       $0                 $0   $31,638,078
  Promotion                        6,668,672          0                0                0        0                  0     6,668,672
  Merchandising                    1,160,519          0        1,313,695                0        0          1,313,695     2,474,214
  Other                            1,237,126          0                0        1,186,809        0          1,186,809     2,423,935
                                  -------------------------------------------------------------------------------------------------
                                  40,704,395          0        1,313,695        1,186,809        0          2,500,504    43,204,899

Operating Expenses:
  Talent and other show           33,346,544          0                0                0        0                  0    33,346,544
  Salaries, wages and benefits     1,351,312          0           85,795          627,294        0            713,089     2,064,401
  Cost of goods sold                 408,697          0        1,053,667                0        0          1,053,667     1,462,364
  General and administrative       1,393,605      6,029          140,036          504,110        0            650,175     2,043,780
                                  -------------------------------------------------------------------------------------------------
                                  36,500,158      6,029        1,279,498        1,131,404        0          2,416,931    38,917,089

Income from operations             4,204,237     (6,029)          34,197           55,405        0             83,573     4,287,810

Other income(expense):
  Interest income                    108,427          0                0              633        0                633       109,060
  Interest expense                   (65,318)         0           (6,417)               0  (21,110)           (27,527)      (92,845)
  From investments in production     418,679          0                0                0        0                  0       418,679
  Minority interests              (1,688,531)         0                0                0        0                  0    (1,688,531)
                                  -------------------------------------------------------------------------------------------------
                                  (1,226,743)         0           (6,417)             633  (21,110)           (26,894)   (1,253,637)

Net income                         2,977,494     (6,029)          27,780           56,038  (21,110)            56,679     3,034,173

Pro forma adjustment for income   (1,318,378)     2,351          (10,834)         (21,855)   8,233            (22,105)   (1,183,327)
                                  -------------------------------------------------------------------------------------------------
Pro forma net income (loss)       $1,659,116    ($3,678)         $16,946          $34,183 ($12,877)           $34,574    $1,850,846
                                  =================================================================================================
  Primary earnings per share
  Weighted average common shares outstanding
  Fully dilutive earnings per share
  Weighted average common shares & common stock equivalents outstanding



                                 PROFORMA
                                 ADJUSTMENTS      COMBINED
                                 -----------      --------
Revenues:
  Production                                   $31,638,078
  Promotion                                      6,668,672
  Merchandising                                  2,474,214
  Other                            (470,800)(E)  1,953,135
                                   -----------------------
                                   (470,800)    42,734,099

Operating Expenses:
  Talent and other show            (400,800)(E) 32,945,744
  Salaries, wages and benefits       (8,062)(E)  2,056,339
  Cost of goods sold                             1,462,364
  General and administrative        155,637 (B)  2,137,479
                                    (61,938)(E)
                                   -----------------------
                                   (315,163) 0  38,601,926

Income from operations             (155,637)     4,132,173

Other income(expense):
  Interest income                                  109,060
  Interest expense                 (518,575)(C)   (611,420)
  From investments in production                   418,679
  Minority interests                241,643 (E) (1,446,888)
                                   -----------------------
                                   (276,932)    (1,530,569)

Net income                         (432,569)     2,601,604

Pro forma adjustment for income     168,702 (D) (1,014,626)
                                   -----------------------
Pro forma net income (loss)       ($263,867)    $1,586,978
                                   =======================
Per share data:
  Primary earnings per share                         $0.07
  Weighted average common shares                23,074,299
  Fully dilutive earnings per share                  $0.08
  Weighted average common shares &
    common stock equivalents outstanding         25,055,942

(A) Includes the historical financial information of Magicworks Entertainment, Inc. and Movietime Entertainment, Inc.
(B) To reflect deferred private placement cost amortization through December 31, 1995, as if the acquistion took place on January 1, 1995.
(C) To reflect interest expense on the debt portion of the securities issued in the private placement for the period ended December 31, 1995.
(D)  Tax adjustment due to (B) and (C).
(E)  To eliminate the intercompany transactions between Magic, TAG, DBM and PAM.